Exhibit 99.1

Nogin Announces Pricing of $22 Million Public Offering

TUSTIN, California – April 4, 2023 – Nogin, Inc. (Nasdaq: NOGN) (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (CaaS) technology and services, today announced the pricing of its “reasonable best efforts” public offering of 7,333,334 shares of common stock (or pre-funded warrants in lieu thereof) and 7,333,334 common warrants to purchase 7,333,334 shares of common stock at a combined price of $3.00 per share and common warrant for aggregate gross proceeds of approximately $22 million, before deducting placement agent fees and other offering expenses.

The offering includes participation from members of the Company’s management team and board of directors, as well as other insiders and holders of the Company’s convertible notes.

The closing of the offering is expected to occur on or about April 6, 2023, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering to repurchase promissory notes from holders of its convertible notes pursuant to their put options and for general corporate purposes, including working capital and capital expenditures.

A.G.P./Alliance Global Partners is acting as the lead placement agent for the offering and Maxim Group LLC is acting as co-placement agent.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-269765) previously filed with the Securities and Exchange Commission (SEC) which became effective on April 3, 2023. The offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the preliminary prospectus and, when available, copies of the final prospectus, relating to the offering may be obtained on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Nogin

Nogin (Nasdaq: NOGN, NOGNW), the Intelligent Commerce company, provides the world’s leading enterprise-class ecommerce technology and services for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Intelligent Commerce technology is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for D2C brands, such as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

Cautionary Statements Concerning Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the development and adoption of the Company’s platform. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s equity offering and the expected timing of events related thereto. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the trading price and volatility of Nogin’s common stock, Nogin’s ability to come back into and maintain compliance with the minimum bid price and other continued listing requirements of the Nasdaq Stock Market LLC, risks relating to Nogin’s business and risks related to the satisfaction of closing conditions in the securities purchase agreements related to the offering. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our (i) Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023 and (ii) other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

Contacts

Media Contact:

BOCA Communications for Nogin

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gatewayir.com